Exhibit 10.96

CONSULTING AGREEMENT TERM EXTENSION

The Consulting Agreement (the “Agreement”) has been made effective as of March 1, 2022, the date fully executed by both parties (the “Effective Date”), by and between AIM ImmunoTech Inc., a Delaware corporation, with its principal place of business being 2117 SW Highway 484, Ocala FL 34473 (the “Company”) and Foresite Advisors, LLC, a Pennsylvania limited liability corporation, with its principal place of business being ————Philadelphia, PA 19118 (“Foresite”).

With effect from March 1, 2023, and subject to the provisions of Section 3 of the Agreement, the term of the Agreement shall be extended to and including March 1, 2024 (the “Term”). If the parties continue to perform under the Agreement after the expiration of the foregoing Term, the Agreement will then automatically renew for successive fixed terms of twelve (12) months each unless terminated by written notice at least sixty (60) days prior to each consecutive anniversary date hereof.

If you are in agreement with the foregoing, please sign where indicated below.

FORESITE ADVISORS, LLC		AIM IMMUNOTECH, INC.

By:	/s/Robert Dickey IV	By:	/s/ Peter W. Rodino, III

Print Name:	Robert Dickey IV	Print Name:	Peter W. Rodino, III

Title:	Managing Director	Title:	Chief Operating Officer & GC

Date:	03/29/2023	Date:	03/29/2023